SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Obalon Therapeutics, Inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OBALON THERAPEUTICS, INC.
5421 AVENIDA ENCINAS, SUITE F, CARLSBAD, CALIFORNIA 92008

April  , 2018
To Our Stockholders:
You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Obalon Therapeutics, Inc. at 8:00 a.m. Pacific Time, on Wednesday, June 13, 2018, at the Company’s principal executive offices located at 5421 Avenida Encinas, Suite F, Carlsbad, California 92008.
The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. If you would like to attend the Annual Meeting, you must call (760) 607-5102 no later than 5:00 p.m. Pacific Time on Monday, June 11, 2018 to have your name placed on the attendance list. Please see the section called “Who Can Attend the 2018 Annual Meeting of Stockholders?” of the proxy statement for more information about how to attend the meeting in person.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have received our Notice of Internet Availability of Proxy Materials, the instructions regarding how you can access our proxy materials and vote are contained in that notice. If you have received written proxy materials, the instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,
Andrew Rasdal
President and Chief Executive Officer
Carlsbad, California

Notice of Annual Meeting of Stockholders
To Be Held Wednesday, June 13, 2018

OBALON THERAPEUTICS, INC.
5421 AVENIDA ENCINAS, SUITE F, CARLSBAD, CALIFORNIA 92008

The Annual Meeting of Stockholders (the “Annual Meeting”) of Obalon Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at the Company’s principal executive offices located at 5421 Avenida Encinas, Suite F, Carlsbad, California 92008 on Wednesday, June 13, 2018, at 8:00 a.m. Pacific Time, for the following purposes:

1.
To elect three nominees, Raymond Dittamore, Les Howe, and David Moatazedi as Class II Directors to serve until the 2021 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.
To approve an amendment to the Company’s Restated Certificate of Incorporation to reduce the number of shares of common stock that the Company is authorized to issue from 300,000,000 to 100,000,000; and

4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.
Holders of record of our Common Stock as of the close of business on April 23, 2018 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be open for examination by any stockholder at our principal executive offices at 5421 Avenida Encinas, Suite F, Carlsbad, California 92008 for a period of ten days prior to the Annual Meeting and on the day of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors,
Andrew Rasdal
President and Chief Executive Officer
Carlsbad, California
April  , 2018

Proxy Statement

OBALON THERAPEUTICS, INC.
5421 AVENIDA ENCINAS, SUITE F CARLSBAD, CALIFORNIA 92008

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Obalon Therapeutics, Inc. (the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 13, 2018 (the “Annual Meeting”), at the Company’s principal executive offices located at 5421 Avenida Encinas, Suite F, Carlsbad, CA, 92008 at 8:00 a.m., Pacific Time, and at any continuation, postponement or adjournment thereof. Holders of record of shares of Common Stock, $0.001 par value per share (“Common Stock”), as of the close of business on April 23, 2018 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. As of the Record Date, there were shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2017 (the “2017 Annual Report”) will be sent on or about April  , 2018 to our stockholders on the Record Date.
In this proxy statement, “Obalon,” “Company,” “we,” “us” and “our” refer to Obalon Therapeutics, Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JUNE 13, 2018
This Proxy Statement and our 2017 Annual Report to Stockholders are available at:
http://www.astproxyportal.com/ast/21066/.

At this website, you will find a complete set of the following proxy materials: notice of 2018 Annual Meeting of Stockholders; proxy statement; 2017 annual report and form proxy card. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the meeting.
Stockholders may receive directions to attend the meeting in person by calling (760) 607-5102.
PROPOSALS

At the Annual Meeting, our stockholders will be asked:

1.
To elect Raymond Dittamore, Les Howe and David Moatazedi as Class II Directors to serve until the 2021 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.
To approve an amendment to the Company’s Restated Certificate of Incorporation (the “Charter”) to reduce the number of shares of common stock that the Company is authorized to issue from 300,000,000 to 100,000,000; and

4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
RECOMMENDATIONS OF THE BOARD

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

1.	FOR the election Raymond Dittamore, Les Howe and David Moatazedi as Class II Directors;

2.	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	FOR the approval of an amendment to the Company’s Charter to reduce the number of shares of common stock that the Company is authorized to issue from 300,000,000 to 100,000,000.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Obalon is making this proxy statement and its 2017 Annual Report available to its stockholders electronically via the Internet. On or about April  , 2018, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2017 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2017 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, contact American Stock Transfer & Trust Company (“AST”) at (888) 937-5449, by e-mail at info@astfinancial.com or in writing at American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact AST at the above phone number or address.

Questions and Answers About the 2018 Annual Meeting of Stockholders

WHO IS ENTITLED TO VOTE ON MATTERS PRESENTED AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is April 23, 2018. You are entitled to vote on the matters presented at the Annual Meeting if you were a stockholder of record at the close of business on the Record Date. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were  shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name, which is registered on our books. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf. The bank or broker is considered to be the record holder.
AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
WHO CAN ATTEND THE 2018 ANNUAL MEETING OF STOCKHOLDERS?

You may attend the Annual Meeting only if you are a record holder or beneficial owner of our Common Stock as of the Record Date. If you are a record holder you are entitled to vote at the Annual Meeting. If you hold your shares in street name you must obtain a valid proxy from your broker or bank to vote at the Annual Meeting. If you would like to attend the Annual Meeting, you must call (760) 607-5102 no later than 5:00 p.m. Pacific Time on Monday, June 11, 2018 to have your name placed on the attendance list. In order to be admitted into the Annual Meeting, your name must appear on the attendance list and you must present government-issued photo identification (such as a driver’s license). If your bank or broker holds your shares in street name, to attend the Annual Meeting you will also be required to present proof of beneficial ownership of our Common Stock on the Record Date, such as the Internet Notice you received from your bank or broker or a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our Common Stock at the close of business on the Record Date.
WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the Chairperson of the Annual Meeting or (ii) the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
HOW DO I VOTE?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-776-9437 and following the instructions on the proxy card;

•	by Internet—You can vote over the Internet at www.voteproxy.com by following the instructions on the Internet Notice or proxy card; or

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 12, 2018. Stockholders of record may also vote in person at the Annual Meeting.
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting is generally offered to stockholders owning shares through banks and brokers. If your shares are held in street name and you would like to vote your shares in person at the Annual Meeting, you will need to contact your bank or broker to obtain a legal proxy and bring it to the Annual Meeting in order to vote.
CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.
If you are a record holder, you may revoke your proxy and change your vote any time before the proxy is voted at the Annual Meeting:

•	by submitting a duly executed proxy bearing a later date than your prior proxy;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Secretary of Obalon prior to or at the Annual Meeting; or

•	by voting in person at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.
WHO WILL COUNT THE VOTES?

AST is expected to tabulate the votes and an employee of the Company is expected to be our inspector of election and will certify the votes.
WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 1 of this proxy statement, along with the description of each proposal in this proxy statement.
WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast for or against the matter.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Amendment of Restated Certificate of Incorporation	The affirmative vote of a majority of the outstanding shares of common stock of the Company.	Abstentions will count as “AGAINST” votes. We do not expect any broker non-votes on this proposal.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of KPMG LLP as our independent registered public accounting firm or the proposal regarding the amendment of our Charter to reduce the number of shares of common stock that the Company is authorized to issue, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions have no effect on the ratification of the appointment of KPMG LLP. Abstentions will count as a vote against the proposal regarding the amendment of our Charter.
WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm and the amendment of our Charter to reduce the number of shares of common stock that the Company is authorized to issue, without instructions from the beneficial owner of those shares. Thus, broker non-votes are not expected on those proposals. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes on the election of directors will have no effect, as the three directors received the highest number of votes will be elected. Broker non-votes count for purposes of determining whether a quorum is present.
WHERE CAN I FIND THE VOTING RESULTS OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

Proposals To Be Voted On

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, three (3) Class II Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2021 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
As set forth in our Charter, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term will expire at the 2020 Annual Meeting of Stockholders; Class II, whose term will expire at this 2018 Annual Meeting of Stockholders and whose new term will expire at the 2021 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2019 Annual Meeting of Stockholders. The current Class I Directors are Drs. Fisher and Stevenson; the current Class II Directors, who are up for re-election, are Raymond Dittamore, Les Howe and David Moatazedi; and the current Class III Directors are Kim Kamdar, Ph.D., Andrew Rasdal and Jonah Shacknai. Mr. Moatazedi was appointed to our Board in March 2017 and Mr. Shacknai was appointed to our Board in January 2017.
Our Charter and Amended and Restated Bylaws (the “Bylaws”) provide that the authorized number of directors shall be fixed from time to time exclusively by resolution adopted by a majority of the Board. We currently have eight (8) authorized directors on our Board. The directors are divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III. Directors have been assigned to each class in accordance with a resolution or resolutions adopted by the Board, with the number of directors in each class divided as nearly equal as reasonably possible. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of capital stock entitled to vote in the election of directors.
There are no family relationships among any of our executive officers or directors.
All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.
VOTE REQUIRED

The proposal regarding the election of directors requires the plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class II Directors the persons whose names and biographies appear below.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board unanimously recommends a vote FOR the election of the below three Class II Director nominees.
NOMINEES FOR CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2021 ANNUAL MEETING)

The current members of the Board who are also nominees for election to the Board as Class II Directors are as follows:

Name	Age	Position
Raymond Dittamore (2)(3)	75	Director
Les Howe (1)(2)	73	Director
David Moatazedi (2)(3)*	40	Director
____________

(1)	Member of the Nominating and Corporate Governance Committee

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

*	Became a member of the Board in March 2017

The principal occupations and business experience, for at least the past five years, of each Class II Nominee for election at the 2018 Annual Meeting are as follows:
Raymond Dittamore has served as a member of our Board since March 2016. Mr. Dittamore retired in June 2001 as a partner of Ernst & Young LLP, an international public accounting firm, after 35 years of service. Mr. Dittamore served on the board of directors of QUALCOMM Incorporated, a semiconductor and telecommunications equipment company from December 2002 to March 2017. Mr. Dittamore also served on the board of directors of Life Technologies Corporation from 2001 until its acquisition by Thermo Fischer in 2014. Previously, Mr. Dittmamore served on the board of directors of Gen-Probe Incorporation and Digirad Corporation. Mr. Dittamore holds a B.S. degree in accounting from San Diego State University. Our Board believes that Mr. Dittamore’s extensive auditing and accounting experience as well as his industry knowledge qualifies him to serve on our Board.
Les Howe has served as a member of our Board since January 2016. Mr. Howe served as the Chief Executive Officer of Consumer Networks LLC, an internet marketing and promotions company, from December 2001 until the company was sold in 2007. From July 1967 to September 1997, Mr. Howe held several positions at KPMG Peat Marwick LLP, an international auditing and accounting firm, and served as area managing partner/managing partner of their Los Angeles office from May 1994 to September 1997. Mr. Howe currently serves as the lead director of the board of directors of NuVasive, Inc., and has served on that board since 2004. Mr. Howe previously served on the board of directors of Volcano Corporation from 2005 through 2015 and Jamba, Inc from 2007 through 2016. Mr. Howe also previously served on the board of djo Orthopedics, Inc., and P.F. Chang's China Bistro, Inc. Mr. Howe holds a B.S. and B.A. from the University of Arkansas. Our Board believes that Mr. Howe’s extensive executive leadership experience and auditing and accounting experience qualifies him to serve on our Board.
David Moatazedi has served as a member of our Board since March 2017. Mr. Moatazedi is currently Senior Vice President at Allergan, Inc., and division head of the U.S. Medical Aesthetics division, which includes facial aesthetics, plastic surgery and skin care products. Mr. Moatazedi has worked in various leadership capacities within Allergan since March 2005, including as Vice President, Sales and Marketing of the U.S. Facial Aesthetics division from August 2014 to March 2016 and Vice President, Sales and Market of the U.S. Plastic Surgery division from February 2013 to August 2014. Prior to Allergan, Mr. Moatazedi was a district manager at Novartis Pharmaceuticals for the Dermatology division. Mr. Moatazedi holds an M.B.A. from Pepperdine University and a B.A. from California State University, Long Beach. Our Board believes that Mr. Moatazedi’s extensive sales and marketing experience and experience managing medical aesthetic products qualifies him to serve on our Board.
CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:
CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2019 ANNUAL MEETING)

The current members of the Board who are Class III Directors are as follows:

Name	Age	Position
Kim Kamdar, Ph.D. (1)	50	Chairperson of the Board of Directors
Andrew Rasdal	59	President and Chief Executive Officer, Director
Jonah Shacknai (1)(2)*	61	Director
__________

(1)	Member of the Nominating and Corporate Governance Committee

(2)	Member of the Compensation Committee

*	Became a member of the Board in January 2017

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:
Kim Kamdar, Ph.D. has served as a member of our Board since January 2008. Dr. Kamdar is currently a partner at Domain Associates, LLC, a venture capital firm, where she has worked since 2005. Prior to Domain, Dr. Kamdar was a Kauffman Fellow with MPM Capital, as well as a research director at Novartis International AG. Dr. Kamdar currently serves on the board of several private companies including: Epic Sciences, Inc., Omniome, Inc., ROX Medical, Inc., Sera Prognostics, Inc., Singular Genomics Systems, and Truvian Sciences.  Dr. Kamdar also serves on the board of EvoFem Biosciences, a public company. Dr. Kamdar also previously served on the board of directors of Ariosa Diagnostics, Inc., a molecular diagnostics company, from 2010 until it was sold to Roche in January 2015. Dr. Kamdar serves as an advisory board member of Scripps Medicine and of Evolvence India Life Sciences Fund. She is also a board member of San Diego’s CONNECT Foundation. Dr. Kamdar holds a B.A. from Northwestern University and a Ph.D. from Emory University. Our Board believes that Dr. Kamdar’s extensive experience advising medical device companies qualifies her to serve on our Board.
Andrew Rasdal has served as our President and Chief Executive Officer and a member of our Board since June 2008. Previously, Mr. Rasdal was the President and Chief Executive Officer at DexCom, Inc., a medical device company, from January 2002 until June 2007. Prior to DexCom, Mr. Rasdal served as President of Vascular and Senior Vice President for Medtronic, Inc., a medical technology development company, from 1999 to 2002. Prior to Medtronic, Mr. Rasdal served as Vice President of Marketing at Arterial Vascular Engineering, Inc., or AVE (acquired by Medtronic), a coronary stent company, from 1997 to 1999. Mr. Rasdal has also served in various senior positions at EP Technologies, Inc., SCIMED Life Systems, Inc. and Advanced Cardiovascular Systems, Inc. Mr. Rasdal holds a B.S. from San Jose State University and an M.M. from the Kellogg School of Management at Northwestern University. Our Board believes that Mr. Rasdal should serve as a director due to his deep understanding of our company and product and his significant experience in the medical technology industry.
Jonah Shacknai has served as a member of our Board since January 2017. Mr. Shacknai currently serves as Executive Chairman of DermaForce Partners, an aesthetics technology firm, where he has served as Chairman since 2016. Mr. Shacknai also currently serves as Chairman of the Board of Directors at Illustris Pharmaceuticals, Inc., a privately held development stage biotechnology company. Previously, Mr. Shacknai was the founder of Medicis Pharmaceutical Corporation, and served as its Chairman and Chief Executive Officer for 25 years, until its acquisition in December 2012. Mr. Shacknai is Co-Chairman of the Foundation Board of the Campaign for Tobacco-Free Kids, and President of the MaxInMotion® Foundation, a non-profit organization assisting economically challenged and handicapped student athletes. Mr. Shacknai holds a J.D. from Georgetown University and a B.A. from Colgate University. Our Board believes that Mr. Shacknai’s extensive industry experience and experience advising medical aesthetic companies qualifies him to serve on our Board.
CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2020 ANNUAL MEETING)

The current members of the Board who are Class I Directors are as follows:

Name	Age	Position
Douglas Fisher, M.D. (1)	42	Director
Sharon Stevenson, DVM Ph.D. (2)	68	Director
__________

(1)	Member of the Nominating and Corporate Governance Committee

(2)	Member of the Audit Committee
The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:
Douglas Fisher, M.D. has served as a member of our Board since May 2012. Dr. Fisher is currently an Executive in Residence at InterWest Partners LLC, a venture capital firm, where he has worked since March 2009. Dr. Fisher also serves as the Chief Business Officer at Sera Prognostics, Inc., a biotechnology company, where he has worked since January 2015. Prior to joining InterWest, Dr. Fisher served as Vice President of New Leaf Venture Partners LLC, a private equity and venture capital firm, from January 2006 to March 2009. Prior to joining New Leaf, Dr. Fisher was a project leader with The Boston Consulting Group, Inc., a global management consulting firm, from November 2003 to February 2006. Dr. Fisher currently serves on the board of private companies Gynesonics, Inc. and Indi Molecular, Inc and public company Precipio Diagnostics. Dr. Fisher previously served on the board of QuatRx Pharmaceuticals Company, Cardiac Dimensions, PMV Pharmaceuticals, Inc. and Sera Prognostics, Inc. Dr. Fisher holds an A.B. and a B.S. from Stanford University, an M.D. from the University of Pennsylvania School of Medicine and an M.B.A. from The Wharton School of the University of Pennsylvania. Our Board believes that Dr. Fisher’s extensive experience in the medical device industry qualifies him to serve on our Board.
Sharon Stevenson, DVM Ph.D. has served as a member of our Board since January 2008. Dr. Stevenson is currently a Co-Founder and Managing Director of Okapi Venture Capital, a venture capital company, where she has worked since 2005. Prior to founding Okapi, Dr. Stevenson was the Senior Vice President of Technology and Planning for SkinMedica, Inc. (acquired by Allergan, Inc.) from 2003 to 2004. Prior to SkinMedica, Dr. Stevenson was a Principal with Domain Associates, LLC from 2000 to 2003. While at Domain, Dr. Stevenson also served as President and Chief Financial Officer of Volcano Corporation. Dr. Stevenson currently serves on the board of private companies WiserCare, Inc., BioTrace Medical, Inc. and Focal Therapeutics, Inc., and has previously served on the board of directors of OrthAlign, Inc. from 2008 to 2014, PathCentral, Inc from 2010 through 2013, and Helixis, Inc. before its acquisition by Illumina in 2010. Dr. Stevenson holds a Master of Science in Veterinary Pathology and Doctor of Veterinary Medicine from The Ohio State University, an M.B.A from the UCLA Anderson Graduate School of Management and a Ph.D. in Comparative Pathology from the University of California, Davis. Our Board believes that Dr. Stevenson’s extensive industry experience and experience advising medical aesthetic companies qualifies her to serve on our Board.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of KPMG LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

KPMG LLP also served as our independent registered public accounting firm for the fiscal years ended December 31, 2016 and 2017. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of KPMG LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of KPMG LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2019. Even if the appointment of KPMG LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company.
VOTE REQUIRED

This proposal requires the affirmative vote of a majority of the votes cast for or against the matter. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of KPMG LLP, we do not expect any broker non-votes in connection with this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board unanimously recommends a vote FOR the Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm.

PROPOSAL 3 - APPROVAL OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

Our Charter currently authorizes the issuance of 300,000,000 shares of our Common Stock. After due consideration, our Board has determined that it is in the best interests of the Company and its stockholders to amend our Charter to reduce the number of shares of our Common Stock that we are authorized to issue from 300,000,000 shares to 100,000,000 shares. Our Charter also authorizes the issuance of 10,000,000 shares of preferred stock, par value $0.001 per share, which would remain unchanged.
As of April [16], 2018, our capitalization was as follows:

•	17,563,282 shares of our Common Stock were issued and outstanding;

•
3,274,144 shares of our Common Stock were subject to outstanding stock options pursuant to the Obalon Therapeutics, Inc. 2016 Equity Incentive Plan (“2016 Plan”) and the Obalon Therapeutics, Inc. 2008 Equity Incentive Plan (“2008 Plan”);

•	1,357,859 shares of our Common Stock were reserved for issuance pursuant to future awards that may be granted under the 2016 Plan and 2008 Plan;

•	24,224 shares of our Common Stock were reserved for issuance pursuant to warrants; and

•	no shares of our preferred stock were issued or outstanding, and there are currently no plans, arrangements, commitments or understandings to issue any shares of our preferred stock.
Based on the above capitalization information, 277,780,491 shares of our currently authorized Common Stock remain unissued and unreserved and available for future issuance as of April [16], 2018.
As described above, there are a significant number of authorized but unissued shares of our Common Stock relative to the number of shares outstanding.
Our Board is mindful of the potential negative effects of a large number of authorized but unissued shares of our Common Stock. For instance, future issuances of Common Stock or securities convertible into Common Stock could have a negative impact on our earnings per share and book value per share and would dilute the voting power and ownership of our existing stockholders. In addition, the availability of a substantial number of authorized but unissued shares of Common Stock could, under certain circumstances, discourage or make more difficult efforts to obtain control of our Company. However, the Board is not aware of any attempt, or contemplated attempt, to acquire control of our Company, and this proposal is not being presented with the intent that it be used in connection with any such acquisition attempt. Further, because the amount of a Delaware corporation’s franchise tax fees is based on the number of authorized shares of its capital stock, a larger number of authorized shares results in increased Delaware franchise tax obligations.
Our Board believes that the number of shares of our Common Stock that is currently authorized, 300,000,000 shares, provides significantly more available shares than are necessary for our reasonably foreseeable future needs. As a result, our Board has approved and is recommending that our stockholders approve a reduction in the number of shares of our Common Stock that we are authorized to issue from 300,000,000 shares to 100,000,000 shares. Our Board believes 100,000,000 authorized shares of Common Stock will provide us with sufficient flexibility to issue shares of our Common Stock as needed for general corporate purposes for the foreseeable future. In addition, a reduction to the authorized shares of our Common Stock will have the immediate effect of reducing our Delaware franchise tax obligations by an estimated amount of $120,000 annually.

Although our Board believes 100,000,000 authorized shares of Common Stock will be sufficient for our expected purposes for the foreseeable future, these expectations could turn out to be wrong and we may require additional authorized shares sooner than we expect. In that case, we would need to obtain the approval of our stockholders to effect an increase to our authorized shares. Because our Bylaws do not permit our stockholders to act by written consent for this purpose, any such increase to our authorized shares would require us to solicit proxies and hold a vote at an annual or special meeting of our stockholders. The stockholder meeting process can be costly and time-consuming and is subject to a variety of SEC rules that implement waiting periods throughout the process, which could prevent us from obtaining any increase to our authorized shares in a timely manner. Moreover, our stockholders may not approve any proposal to increase our authorized shares. Either of these outcomes could force us to forego opportunities that we believe to be valuable or prevent us from using equity for compensation or other corporate purposes, which could limit our flexibility and prospects and strain our cash resources.
Under applicable Delaware law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our certificate of incorporation.
If the proposed amendment is approved and adopted by our stockholders at the 2018 Annual Meeting, it will become effective upon filing with the Secretary of State of the State of Delaware a certificate of amendment to our Charter in substantially the form attached as Annex A to this proxy statement. Subject to the discretion of the Board, which could elect to abandon the amendment at any time before or after stockholder approval, we expect to file the certificate of amendment with the Secretary of State of the State of Delaware as soon as practicable following stockholder approval.
VOTE REQUIRED

Pursuant to our Charter, if two-thirds of our Board has approved an amendment or repeal of any provisions of our Charter, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal such provisions of our Charter. As our Board has already unanimously approved the amendment of our Charter as described above, this proposal requires the affirmative vote of at least a majority of the outstanding shares of Common Stock. . Abstentions will count as “AGAINST” votes. Because brokers have discretionary authority to vote on the amendment of a certificate of incorporation to reduce the number of shares of common stock that a corporation is authorized to issue, we do not expect any broker non-votes in connection with this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board unanimously recommends a vote FOR the Approval of an Amendment to our Restated Certificate of Incorporation to Reduce the Number of Authorized Shares of Common Stock.

Report of the Audit Committee of the Board

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2017 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Obalon Therapeutics, Inc. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Audit Committee
Les Howe, Chair
Raymond Dittamore
Sharon Stevenson, DVM Ph.D.
David Moatazedi

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

	Fiscal Year Ended December 31,
Fee Category	2017	2016
Audit Fees	$580,860	$968,040
Audit-related Fee	—	—
Tax Fees	—	—
All Other Fees	1,780	—
Total Fees	$582,640	$968,040
For 2017, $150,000 of the total fees were billed as of December 31, 2017. For 2016, $725,000 of the total fees were billed as of December 31, 2016.
For 2016, $713,040 of the total fees were related to the filing our registration statement on Form S-1 for our initial public offering. For 2017, All Other Fees represent fees for a subscription to KPMG's accounting research tool.
AUDIT FEES

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and the issuance of consents and comfort letters in connection with registration statements, including the filing of our registration statement on Form S-1 for our initial public offering.
AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm, including all audit services, audit-related services, tax services, and other services. The Audit Committee pre-approves the engagement of the independent registered accounting firm and the provision of audit services and audit-related services on an annual basis and pre-approves the particular tax and other services on a case-by-case basis and does not delegate approval to management. All of the services of KPMG LLP for 2017 and 2016 described above were pre-approved by the Audit Committee.

Executive Officers

The following table identifies our executive officers as of April 23, 2018:

Name	Age	Position
Andrew Rasdal	59	President, Chief Executive Officer and Director
Kelly Huang	49	Chief Operating Officer
William Plovanic	49	Chief Financial Officer
Mark Brister	56	Chief Technology Officer
Nooshin Hussainy	60	Vice President of Finance
Robert Mondore	45	Vice President of Operations
Matthew Norwood	43	Vice President of Sales
Amy VandenBerg	42	Vice President of Regulatory and Clinical Affairs
Donald Young	59	Vice President of Quality Assurance
Neil Drake	41	Vice President of Research and Development
The following is biographical information for our executive officers other than Mr. Rasdal, whose biographical information is included under Proposal 1.
William Plovanic has served as our Chief Financial Officer since March 2016. Previously, Mr. Plovanic served as Managing Director, Medical Technology Equity Research at Canaccord Genuity Inc., an investment bank, from February 2007 to March 2016. Prior to

Canaccord Genuity, Mr. Plovanic served in various roles at First Albany Capital Inc. from February 2001 to February 2007, including as Managing Director, Equity Research. Mr. Plovanic holds a B.S. from Bradley University and is a CFA charterholder.
Kelly Huang has served as our Chief Operating Officer since September 2017. Previously, Mr. Huang served as Vice President and General Manager, US Aesthetic & Corrective at Galderma, a pharmaceutical company, from April 2015 to September 2017 and as an Operating Partner of Spindletop Capital, a venture capital firm, since March 2014. Before joining Galderma, Mr. Huang was CEO Advisor at Sensei Engage, a healthcare technology company, from August 2014 to April 2015. Prior to Sensei Engage, Mr. Huang served as Senior Vice President and Consumer Sector Head at Intrexon Corporation, a biotechnology company, from March 2014 to August 2014. Prior to Intrexon, Mr. Huang served as an Executive Committee Member of Endo Pharmaceuticals, a pharmaceutical company, and President of HealthTronics, Inc, a subsidiary of Endo Pharmaceuticals from August 2011 to February 2014. Prior to Endo Pharmaceuticals, Mr. Huang held positions of increasing responsibility at various Johnson & Johnson Companies, a pharmaceutical and consumer goods company, from January 1996 to August 2011. Mr. Huang holds a B.S. in Chemical Engineering from the University of Massachusetts, Amherst and holds a M.S. and Ph.D in Chemical Engineering from Stanford University.
Mark Brister has served as our Chief Technology Officer since November 2016 and previously as Vice President of Research and Development since June 2008. Prior to joining us, Mr. Brister served as the Vice President of Research and Development for DexCom from 2003 to 2008. Prior to DexCom, Mr. Brister served as Vice President Vascular Research and Development for Medtronic from 1999 to 2003. Prior to Medtronic, Mr. Brister served as Vice President of Research and Development and Director of Operations for Arterial Vascular Engineering from 1993 to 1999.
Nooshin Hussainy has served as our Vice President of Finance since December 2011. Prior to joining us, Ms. Hussainy served as the Vice President of Accounting and Corporate Controller at GenMark Diagnostics, Inc., a molecular diagnostics company, from April 2010 to September 2011. Prior to GenMark Diagnostics, Ms. Hussainy served as the Vice President of Accounting and Corporate Controller at ACTIVE Network, LLC, a worldwide registration software and advertising company, from 2008 to 2010. Ms. Hussainy previously served as the Corporate Controller at DexCom from 2003 to 2008 and at Entropia, Inc. from 2001 to 2003. Ms. Hussainy has also served as the Assistant Controller at Thermolase Corporation. Ms. Hussainy holds a B.A. from National University.
Robert Mondore has served as our Vice President of Operations since April 2018. Prior to joining us, Mr. Mondore served as Director of Operations and Plant Manager at Medtronic Inc., a medical device company, from March 2015 to April 2018. Prior to Medtronic, Mr. Mondore served as Director of Manufacturing for Advanced Bionics, a medical device company, from March 2012 to March 2015. Mr. Mondore also served as a Manufacturing/ Process Engineering Manager for Orthofix Inc., a medical device company, from January 2007 to February 2012. Prior to Orthfix, Mr. Mondore held various manufacturing engineering positions since 1996. Mr. Mondore holds a B.S in Ocean Engineering from Florida Atlantic University and an MBA from the University of North Texas.
Matthew Norwood has served as our Vice President of Sales since July 2016. Prior to joining us, Mr. Norwood served as Area Director of Sales at Merz North America, a medical products company, from November 2014 to July 2016. Prior to Merz, Mr. Norwood held various positions at Ulthera, Inc., a medical device company, from October 2010 to November 2014, including as the Sales Director and South Texas Territory Manager. Prior to Ulthera, Mr. Norwood also held various positions at Ethicon Inc., a subsidiary of Johnson & Johnson that designs medical devices, from February 2005 to October 2010, including as the Market Development Manager and the Senior Full Line Sales Representative. Prior to Ethicon, Mr. Norwood held various positions at Merck & Co., Inc., d.b.a Merck Sharp & Dohme, including as the Osteoporosis Specialty Representative and as a Professional Representative. Mr. Norwood holds a B.A. from Saint Edward’s University.
Amy VandenBerg has served as our Vice President of Regulatory Affairs since February 2012 and assumed the position of Vice President of Clinical and Regulatory Affairs in November 2014. Ms. VandenBerg joined us in 2008 as Director of Regulatory Affairs. Prior to joining us, Ms. VandenBerg held positions of increasing leadership at other medical device companies, including DexCom and Cygnus, Inc. Ms. VandenBerg has more than 18 years of experience with a focus on medical device quality systems, clinical affairs as well as domestic and international regulatory affairs. Ms. VandenBerg holds a B.S. from St. Mary’s College of California.
Donald Young has served as our Vice President of Quality Assurance since June 2016. Prior to joining us, Mr. Young served as Director of Quality Assurance and Regulatory Affairs at CareFusion Corporation (acquired by Becton Dickinson), a medical technology company that manufactures medical supplies, devices and lab equipment, from 2011 to 2016. Prior to CareFusion, Mr. Young served as Vice President of Quality Assurance and Regulatory Affairs at Flex Medical, a division of Flextronics International Ltd. (formerly Avail Medical Products, Inc. and Pacific Device Inc.) from 2000 to 2011 (and prior positions in quality assurance since 1990). Mr. Young holds a B.S. from Rutgers University (College of Engineering).
Neil Drake has served as our Vice President of Research and Development since November 2016. Prior to that he served in increasing roles of responsibility in both research and development and quality, engineering since joining Obalon in January 2009. Prior to Obalon, Mr. Drake served various roles in quality engineering and manufacturing engineering at Dexcom, Inc., Medtronic Vascular and Arterial Vascular Engineering dating back to September 1997. Mr. Drake attended Simon Frasier University and the British Columbia Institute of Technology and holds a Diploma in Biomedical Engineering Technology.

Corporate Governance

GENERAL

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Governance” section of the “Investors” page of our website located at www.obalon.com, or by writing to our Secretary at our offices at 5421 Avenida Encinas, Suite F, Carlsbad, CA 92008.
BOARD COMPOSITION

Our Board currently consists of eight members: Andrew Rasdal, Kim Kamdar, Ph.D., Raymond Dittamore, Douglas Fisher, M.D., Les Howe, Sharon Stevenson, DVM Ph.D., Jonah Shacknai and David Moatazedi. In 2017, we added two new independent directors to our Board. As set forth in our Charter, the Board is currently divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve until the third annual meeting following election. Our Charter and Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The classification of our Board may have the effect of delaying or preventing a change of our management or a change in control of our company. Our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding capital stock entitled to vote in the election of directors.
DIRECTOR INDEPENDENCE

All of our directors, other than Andrew Rasdal, qualify as “independent” in accordance with the listing requirements of The NASDAQ Global Select Market (“NASDAQ”). The NASDAQ independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Mr. Rasdal is not independent because he is the President and Chief Executive Officer of our Company. There are no family relationships among any of our directors or executive officers.
DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is primarily responsible for identifying, considering and recruiting qualified candidates for Board membership. When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from stockholders, management and others as it deems appropriate. The Board’s policy is to encourage selection of directors who will contribute to the Company’s overall corporate goals. The Nominating and Corporate Governance Committee may from time to time review and recommend to the Board the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in or relevant to the medical device industry, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board at that time. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Obalon Therapeutics, Inc., 5421 Avenida Encinas, Suite F, Carlsbad, CA 92008. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM STOCKHOLDERS

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, Obalon Therapeutics, Inc., 5421 Avenida Encinas, Suite F, Carlsbad, CA 92008.
BOARD LEADERSHIP STRUCTURE-- SEPARATE CHAIRMAN

Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. At the current time, the Board has determined that the Company and its stockholders best interests are served by Kim Kamdar, Ph.D., an independent director, serving as Chairman of the Board. Our Board has concluded that our current leadership structure is appropriate at this time as it allows our Chief Executive Officer to focus primarily on strategy, operations, organizational issues and business prospects, while allowing the Chairman to focus on management oversight, independent board leadership, risk oversight and governance related issues. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
RISK OVERSIGHT

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through our three standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines and our annual Board assessment. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

ANNUAL BOARD EVALUATION

Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to oversee an annual assessment by the Board of the Board’s performance. As provided in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is responsible for establishing the evaluation criteria and implementing the process for such evaluation. The annual evaluation includes an evaluation of the Audit, Compensation and Nominating and Corporate Governance Committees.
CODE OF ETHICS

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our investor relations section of our website at www.obalon.com.

In addition, we intend to post on our website all disclosures that are required by law or the listing standards of NASDAQ concerning any amendments to, or waivers from, any provision of the code.
ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were six meetings of the Board during the fiscal year ended December 31, 2017. During the fiscal year ended December 31, 2017, each director attended at least 75% of the aggregate of all meetings of the Board and meetings of the committees on which the Director served during the period in which he or she served as a director.
Pursuant to our Corporate Governance Guidelines, directors are invited and encouraged to attend the Company’s annual stockholder meetings. All of our directors attended our 2017 Annual Meeting of Stockholders.
COMMITTEES OF THE BOARD

Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board. All of the members of each of the Board’s three standing committees are independent as defined under the NASDAQ rules. In addition, all members of the Audit Committee meet the independence requirements for Audit Committee members under Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act, and all members of the Compensation Committee meet the standards for independence specific to members of a compensation committee under the NASDAQ rules.
The members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Kim Kamdar, Ph.D			C
Raymond Dittamore	X †	C
Douglas Fisher, M.D.			X
Les Howe	C †		X
Sharon Stevenson, DVM Ph.D.	X
David Moatazedi	X	X
Jonah Shacknai		X	X
__________

C	Committee Chairperson

†	Financial Expert

AUDIT COMMITTEE

Our Audit Committee is responsible for, among other things:

•	overseeing our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;

•	overseeing our compliance with legal and regulatory requirements;

•	reviewing and approving related-person transactions;

•	selecting, hiring and determining the compensation of our independent registered public accounting firm;

•	the qualifications, independence and performance of our independent auditors; and

•	the preparation of the audit committee report to be included in our annual proxy statement (which is included on page 10 of this proxy statement).
The members of the Audit Committee are Messrs. Dittamore, Howe and Moatazedi and Dr. Stevenson. Mr. Howe serves as the Chairperson of the committee. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of the SEC and NASDAQ. Our Board has determined that Messrs. Dittamore and Howe are “audit committee financial experts” as defined by Item 407(d)(5)(ii) of Regulation S-K.
The Audit Committee met five times in 2017.
COMPENSATION COMMITTEE

Our Compensation Committee reviews, approves and recommends to the Board of Directors policies relating to compensation and benefits of our officers and directors. At least annually, the Compensation Committee reviews and recommends corporate goals and objectives relevant to the compensation of our Chief Executive Officer. In addition, the Compensation Committee reviews and approves the compensation paid to our officers.
The Compensation Committee also grants and recommends to our Board of Directors for approval issuances of stock options and other awards under our equity plans. In addition, the Compensation Committee periodically reviews and recommends to the Board compensation for service on the Board and any committees of the Board. The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The Compensation Committee may also delegate to the Chief Executive Officer (either alone or acting together with another officer) the authority to grant or amend equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.
The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2016, the Compensation Committee engaged Compensia, a compensation consulting firm, to assist in making decisions regarding the amount and types of compensation to provide our executives and non-employee directors. As part of this process, the Compensation Committee reviewed a compensation assessment provided by Compensia comparing our compensation to that of a group of peer companies within our industry and met with Compensia to discuss our executive and non-employee director compensation and to receive input and advice. Compensia reports directly to the Compensation Committee. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter. The members of our Compensation Committee are Messrs. Dittamore, Shacknai and Moatazedi. Mr. Dittamore serves as the Chairperson of the committee.
The Compensation Committee met five times in 2017.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is responsible for, among other things, identifying, considering, recruiting and recommending to the Board qualified nominees candidates for Board membership, developing and overseeing a process for evaluation of the performance of the Board, evaluating and making recommendations to the Board regarding the independence of our directors, and advising the Board on other corporate governance matters.
The members of our Nominating and Corporate Governance Committee are Drs. Kamdar and Fisher and Messrs. Howe and Shacknai. Dr. Kamdar serves as the Chairperson of the committee. The Nominating and Corporate Governance Committee met twice in 2017.

EQUITY INCENTIVE COMMITTEE
The Compensation Committee has delegated authority to its Chief Executive Officer to grant to certain employees stock options and restricted stock under the Company’s 2016 Equity Incentive Plan covering up to 500,000 shares of stock options and 415,000 shares of restricted stock awards in the aggregate. Under this authority, an individual stock option cannot cover more than 25,000 shares and an individual restricted stock award cannot cover more than 25,000 shares. Under this authority our Chief Executive Officer granted 112,279 shares of stock options and 413,000 shares of restricted stock in 2017.

Executive and Director Compensation

The following tables and accompanying narrative disclosure set forth information about the compensation provided to our Named Executive Officers during the year ended December 31, 2017, who were:

•	Andrew Rasdal, President, Chief Executive Officer and Director;

•	Kelly Huang, Chief Operating Officer; and

•	Mark Brister, Chief Technology Officer.

SUMMARY COMPENSATION TABLE

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our Named Executive Officers for services rendered during the years ended December 31, 2017 and December 31, 2016.

Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-equity incentive plan compensation (2)	All other compensation ($)(3)	Total ($)
Andrew Rasdal	2017	650,000	—	—	520,000	1,184	1,171,184
President and Chief Executive Officer	2016	441,667	250,000	1,463,567	132,500	3,707	2,291,441
Kelly Huang (4)	2017	137,045	75,000 (5)	1,382,577	63,379	15,244	1,673,245
Chief Operating Officer
Mark Brister	2017	350,000	—	—	135,625	1,184	486,809
Chief Technology Officer	2016	287,500	—	436,721	86,250	3,707	814,178
__________

(1)
The amounts shown represent the aggregate grant date fair value of stock options granted to each Named Executive Officer in the applicable year, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of valuation assumptions used in the calculations, see Notes 2 and 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 and filed with the SEC on March 5, 2018. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our Named Executive Officers from the options. There can be no assurance that unvested awards will vest (and, absent vesting and exercise, no value will be realized by the executive for the award).

(2)
Amounts for 2017 represent cash incentives paid in March 2018 with respect to 2017 performance under our 2017 bonus plan. For additional information regarding the non-equity incentive plan compensation, see “— Cash Incentive Payments.”

(3)
Amount represents $1,184 for company-paid life insurance premiums and long-term disability benefits for Messrs Rasdal and Brister and for Mr. Huang amount represents $244 for company-paid life insurance premiums and long-term disability benefits also includes reimbursement of $15,000 for travel expenses associated with his commute from Austin, Texas to San Diego, California. Mr. Huang’s offer letter agreement provides that we will reimburse him for reasonable expenses related to his commute between Austin and San Diego for the first three months of his employment, as well as one round-trip coach class airfare ticket between Austin and San Diego for each month of the first year of his employment.

(4)	Mr. Huang became our Chief Operating Officer on September 6, 2017.

(5)	Amount represents Mr. Huang’s one-time sign-on bonus of $75,000, which is subject to repayment if certain conditions are not met as discussed below.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Base Salaries
We pay our named executive officers a base salary to compensate them for the satisfactory performance of services rendered to our Company. The base salary payable to each of the Named Executive Officers is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our Named Executive Officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.
The current base salaries were set in November 2016, except for Mr. Huang’s which was set upon his hiring in September 2017. The current base salaries are $650,000 for Mr. Rasdal, and $350,000 for Mr. Brister. Pursuant to Mr. Huang’s offer letter, effective upon Mr. Huang’s commencement of employment on September 6, 2017, Mr. Huang’s annual base salary is $425,000. There were no base salary increases for our Named Executive Officers in 2017.
We expect that base salaries for the Named Executive Officers will be reviewed periodically by our Compensation Committee, with adjustments expected to be made generally in accordance with the considerations described above and to maintain base salaries at competitive levels.
Cash Incentive Payments and Sign on Bonuses
In 2017, each of the Named Executive Officers participated in our annual cash incentive compensation program under which cash incentive payments were awarded based on our corporate performance. For 2017, Mr. Rasdal’s target cash incentive opportunity was 100% of his base salary; Mr. Huang’s target was 55% of his base salary; and Mr. Brister’s target was 45% of his base salary; in addition, Mr. Huang’s 2017 bonus opportunity was pro-rated to reflect his partial year of employment.
Annual bonuses for our executive officers are based on the achievement of corporate performance objectives. In 2017, these objectives were weighted equally and included (i) the successful PMA-S submission of our next generation product, (ii) achieving improvements in product quality metrics as measured by specific reductions in failure and complaint rates, (iii) meeting a specific goal relating to earnings before interest, depreciation, amortization and stock- based compensation (i.e., EBITDASC), and (iv) achieving a certain amount of revenue.
Each performance goal had both a target measure and an “upside” measure; if the “upside” measure was attained then the executive was eligible to receive an increase in cash incentive payment equal to 2.5% of the executive’s base salary with respect to that measure. Based on our 2017 performance, the revenue goal was not achieved, but the Company attained the “target” PMA-S submission goal and the “upside” goal for the remaining two performance measures. Therefore, our Compensation Committee awarded 2017 annual cash bonuses under the cash incentive compensation program of $520,000, $63,379, and $135,625 to Messrs. Rasdal, Huang and Brister, respectively.
In addition, in 2017, in conjunction with the commencement of his employment, Mr. Huang received a one-time sign-on bonus of $75,000 as part of his offer letter agreement. The sign-on bonus would have been repaid by Mr. Huang if (i) prior to the one-year anniversary of his start date, Mr. Huang resigns for any reason or Mr. Huang’s employment is terminated by the Company for “cause” (as defined in his offer letter agreement) or (ii) Mr. Huang does not purchase a residence in the San Diego area within six months following his start date or does not relocate his primary residence to the San Diego area within two years following his start date. Mr. Huang has purchased a residence in and relocated to the San Diego area.
The actual annual cash incentive payments payable for 2017 pursuant to the Company’s bonus program are set forth in the Summary Compensation Table above in the column titled “Non-Equity Incentive Plan Compensation,” and the sign-on bonus paid to Mr. Huang in 2017 is set forth in the column titled “Bonus.”

Equity Awards
We award stock options and stock awards to our employees, including Named Executive Officers, as the long-term incentive component of our compensation program. Awards granted since our initial public offering in September 2016 were granted under the Obalon Therapeutics, Inc. 2016 Equity Incentive Plan (the “2016 Plan”); prior to our initial public offering, awards were granted under the Obalon Therapeutics, Inc. 2008 Equity Incentive Plan (the “2008 Plan”).
We typically grant equity awards to new hires upon their commencing employment with us and from time to time thereafter. Our stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Generally, the stock options we grant vest over a four-year period, subject to the employee’s continued service with us on the vesting date, either in equal monthly installments over the four-year period or as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the following 36 months. Stock option grants that were made prior to our initial public offering under the 2008 Plan generally allow employees the opportunity to “early exercise” unvested stock options by purchasing shares underlying the unvested portion of an option subject to our right to repurchase any unvested shares for the lesser of the exercise price paid for the shares and the fair market value of the shares on the date of the holder’s termination of service if the employee’s service with us terminates prior to the date on which the option vests.
The following table sets forth the number of options granted to our Named Executive Officers in 2017. In light of the equity awards granted in 2016, no equity awards were granted in 2017 to Messrs. Rasdal and Brister. Mr. Huang was granted an equity award in 2017 in connection with his hiring, in part, as an inducement for him to join us, as set forth in the following table.

Name	Grant Date	Number of Options (#)	Option Exercise Price
Kelly Huang	9/6/2017	269,230 (1)	$9.31

(1)
25% of the shares underlying the award will vest on the first anniversary of the grant date, with the remaining shares vesting in equal monthly installments for the following 36 months, subject to continued employment.

Other Elements of Compensation
We provide customary employee benefits to our full- and part-time employees, including our Named Executive Officers, including medical and dental benefits, short-term and long-term disability insurance, accidental death and dismemberment insurance and life insurance. In addition, eligible employees, including our Named Executive Officers, may participate in our tax-qualified employee stock purchase plan and purchase shares of our common stock on favorable terms with payroll deductions.
We also maintain a 401(k) retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Code for our employees, including our Named Executive Officers, who satisfy certain eligibility requirements. Under our 401(k) plan, all eligible plan participants may contribute between 1% and 100% of eligible compensation, on a pre-tax basis, into their accounts. We have not made a matching contribution under the plan on behalf of employees.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table presents, for each of the Named Executive Officers, information regarding outstanding equity awards held as of December 31, 2017. All stock options granted prior to our initial public offering are early exercisable for shares of our restricted common stock and were granted under our 2008 Plan. Stock options granted after our initial public offering are generally not early exercisable and were granted under our 2016 Plan. To the extent applicable, amounts reflect the 2.9-to-1 reverse stock split effected by the Company on September 23, 2016.

	Option Awards
Name	Grant date	Vesting commencement date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (1)	Option exercise price ($)	Option expiration date
Andrew Rasdal	8/14/2012	6/14/2012	88,943	—	$1.83	8/14/2022
	2/12/2015	1/1/2015	142,921(2)(3)	—	$0.76	2/12/2025
	5/11/2016	5/11/2016	146,551(3)(4)	—	$1.77	5/11/2026
	11/9/2016	11/9/2016	81,250	218,750(4)	$8.74	11/9/2026
Kelly Huang	9/6/2017	9/6/2017	—	269,230(5)	$9.31	9/6/2027
Mark Brister	2/12/2015	1/1/2015	40,719(2)(3)	—	$0.76	2/12/2025
	5/11/2016	5/11/2016	39,655(3)(4)	—	$1.77	5/11/2026
	11/9/2016	11/9/2016	24,375	66,625(4)	$8.74	11/9/2026
 ________________

(1)
In the event that the holder is terminated by us without cause or resigns for good reason, either at any time (with respect to Mr. Rasdal) or at any time during the three months prior to a change in control or during the period beginning on the closing of a change in control and ending on the first anniversary of such closing (with respect to Messrs. Brister and Huang), then 100% of any unvested shares subject to the award will automatically vest, subject to such holder executing and not rescinding a general release of claims.

(2)	25% of the shares underlying the award will vest on the first anniversary of the vesting commencement date, with the remaining shares vesting in equal monthly installments for the following 36 months.

(3)
All unvested shares subject to the option will vest and become exercisable in the event that we engage in a change of control transaction (as defined in the applicable option agreement). These options were granted prior to our initial public offering.

(4)	Shares vest in equal monthly installments over 48 months from the vesting commencement date.

(5)
25% of the shares underlying the award will vest on the first anniversary of the vesting commencement date, with the remaining shares vesting in equal monthly installments for the following 36 months, subject to continued employment.

EMPLOYMENT AGREEMENTS

Offer Letter with Andy Rasdal and Mark Brister
In June 2008, we entered into an offer letter agreement with each of Messrs. Rasdal and Brister, which included certain provisions related to the executive’s compensation. Each of these offer letters provides for at-will employment and includes each officer’s base salary, a discretionary annual incentive bonus opportunity and standard employee benefit plan participation. As further described below, any severance benefits included in the offer letter agreements have been superseded by the retention agreements entered into between the Named Executive Officers and the Company.
Offer Letter with Kelly Huang
In September 2017, we entered into an offer letter agreement with Mr. Huang related to our hiring him as our Chief Operating Officer, which included certain provisions related to his compensation.
Under the offer letter agreement, Mr. Huang’s initial annual base salary is $425,000 and he is eligible to participate in the Company’s annual cash bonus plan with the opportunity to earn an annual cash bonus targeted at an amount equal to 55% of Mr. Huang’s annual base salary (prorated for 2017), determined based on the achievement of applicable Company and/or individual performance goals. Mr. Huang also received a signing bonus in the amount of $75,000, which was paid in cash on the payroll date immediately following Mr. Huang’s start date. Mr. Huang would have been required to repay this signing bonus in full if (i) prior to the one-year anniversary of his start date, Mr. Huang resigns for any reason or Mr. Huang’s employment is terminated by the Company for “cause” (as defined in the offer letter agreement) or (ii) Mr. Huang does not purchase a residence in the San Diego area within six months following his start date or does not relocate his primary residence to the San Diego area within two years following his start date (each, a “relocation obligation”).  Mr. Huang has purchased a residence in and relocated to the San Diego area. Under his offer letter, in 2017 the Company also reimbursed Mr. Huang for reasonable expenses related to Mr. Huang’s commute between Austin, Texas and San Diego, California for the first three months of his employment, as well as one round-trip coach class airfare ticket between Austin, Texas and San Diego, California for each month of the first year of his employment.
Pursuant to Mr. Huang’s offer letter, he was granted a stock option to purchase 269,230 shares of common stock. The option will vest as to 25% of the shares on the first anniversary of the date of entering into the offer letter agreement, and on a monthly basis over a period of 36 months thereafter, in each case subject to Mr. Huang’s continued employment. If any portion of the stock option that vested prior to the date on which Mr. Huang relocated his primary residence to the San Diego area, such portion would not have been exercisable until such relocation date. As mentioned above, Mr. Huang has satisfied this relocation requirement. The option is subject to certain accelerated vesting in the event Mr. Huang is terminated by us without “cause” or Mr. Huang resigns for “good reason” at any time during the period prior to the one year anniversary of a “change in control,” each, as described in the offer letter agreement.

The offer letter agreement also provides for participation in our existing medical benefits program for employees. Mr. Huang’s employment is at-will.
SEVERANCE AND CHANGE IN CONTROL BENEFITS

Pursuant to the terms of the applicable option agreements, the February 2015 and May 2016 stock options, which were granted prior to our initial public offering, held by Messrs. Rasdal and Brister will vest in full upon a “change of control transaction” (as defined therein); no other options held by our Named Executive Officers, and no options granted after our initial public officering, are subject to “single-trigger” vesting. Additionally, we have entered into retention agreements with each of the Named Executive Officers that provide for certain payments and benefits upon termination of employment or a change of control of our company. The severance benefits provided in these retention agreements superseded any severance benefits provided in the Named Executive Officers’ offer letters.
Chief executive officer severance benefits
The retention agreement that we entered into with Mr. Rasdal provides for the following benefits upon a qualifying termination, which means a termination by us without cause or a termination by the executive for good reason, outside of a change in control in exchange for a customary release of claims:

(i)	a lump sum severance payment of 12 months of base salary;

(ii)	100% acceleration of any then-unvested equity awards, including awards that would vest only upon satisfaction of performance criteria; and

(iii)	payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 12 months.
If Mr. Rasdal is subject to a qualifying termination within the three months preceding a change in control (as defined in Mr. Rasdal’s retention agreement) (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the 12 months following a change in control, the retention agreement provides the following benefits in exchange for a customary release of claims:
(i)a lump sum severance payment of 12 months of base salary;

(ii)	a lump sum payment equal to the pro rata portion of Mr. Rasdal’s then-current target bonus opportunity;

(iii)	100% acceleration of any then-unvested equity awards that were granted after our initial public offering; and

(iv)	payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 12 months.
Further, if a successor or acquiring entity does not assume, convert, replace or substitute Mr. Rasdal’s equity awards in a change of control, the vesting of those unvested awards will accelerate in full. Additionally, if Mr. Rasdal ceases to provide services to us due to his death or disability and such separation occurs within 12 months following a change in control or within three months preceding a change in control, Mr. Rasdal’s then-outstanding and unvested equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria, will accelerate and become vested and exercisable as to 100% of the then-unvested shares. Mr. Rasdal’s retention agreement will be in effect for three years, with automatic three-year renewals unless notice of non-renewal is given by us to Mr. Rasdal three months prior to expiration.
As used in Mr. Rasdal’s retention agreement, “cause” means: (i) conviction for, or guilty plea to, a felony involving moral turpitude; (ii) an uncured willful refusal to comply with our lawful and reasonable instructions, or to otherwise perform duties as we lawfully and reasonably determine; (iii) any willful act of dishonesty intended to result in material gain or personal enrichment at the expense of us or any of our customers, partners, affiliates or employees; or (iv) any willful act of gross misconduct that is injurious to us.
“Good reason” means, without consent, and subject to certain exceptions, (i) a reduction in then-current base salary (except for a reduction that is part of a proportional reduction of the base salaries of all executives), bonus opportunity or commissions opportunity; (ii) our offices being moved such that the usual commuting distance is increased by more than 10 miles; (iii) a material and adverse change to duties or responsibilities; (iv) a change to title and/or role after which Mr. Rasdal is not both the Chief Executive Officer of the top-level acquiring entity whose stock is publicly traded and a voting member of its board of directors; (v) Mr. Rasdal is not, so long as he is Chief Executive Officer, a voting member of our board of directors; or (vi) we provide notice that the retention agreement will not be renewed.
Other executive officer severance benefits
The retention agreements that we entered into with Messrs. Huang and Brister provide for the following benefits upon a qualifying termination, which means a termination by us without cause or a termination by the executive for good reason, outside of a change in control in exchange for a customary release of claims:
(i) a lump sum severance payment of twelve months and six months of base salary respectively; and
(ii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to twelve and six months, respectively.
If either of Messrs. Huang or Brister is subject to a qualifying termination within the three months preceding a change in control (as defined in the applicable retention agreement) (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the 12 months following a change in control, the retention agreements provide the following benefits to such individual in exchange for a customary release of claims:
(i) a lump sum severance payment of 12 months of base salary;
(ii) a lump sum payment equal to the pro rata portion such individual’s then-current target bonus opportunity;
(iii) 100% acceleration of any then-unvested equity awards that were granted after our initial public offering; and
(iv) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 12 months.
Mr. Huang’s retention agreement further provided that if he did not satisfy either relocation obligation described above, then the Company may terminate his employment and such termination will not constitute a severance-qualifying event for purposes of his retention agreement unless it is in connection with a change in control.
Further, if a successor or acquiring entity does not assume, convert, replace or substitute the executive’s equity awards in a change of control, the vesting of those unvested awards will accelerate in full. Each retention agreement is in effect for three years, with automatic three-year renewals unless notice is given by us to the Named Executive Officer three months prior to expiration.
As used in the retention agreements, “cause” means: (i) conviction for, or guilty plea to, a felony involving moral turpitude; (ii) an uncured willful refusal to comply with our lawful and reasonable instructions, or to otherwise perform duties as we lawfully and reasonably determine; (iii) any willful act of dishonesty intended to result in material gain or personal enrichment at the expense of us or any of our customers, partners, affiliates or employees; or (iv) any willful act of gross misconduct that is injurious to us.
“Good reason” means, without consent, and subject to certain exceptions, (i) a reduction in then-current base salary (except for a reduction that is part of a proportional reduction of the base salaries of all executives), bonus opportunity or commissions opportunity; (ii) our offices being moved such that the usual commuting distance is increased by more than 10 miles; and (iii) a material and adverse change to title, duties or responsibilities.
DIRECTOR COMPENSATION

Our director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. Directors who are also employees of our Company do not receive compensation for their service on our Board of Directors.
In April 2017, the Board of Directors adopted a revised non-employee director compensation program (the “2017 Director Compensation Program”), effective as of April 24, 2017.
Under the 2017 Director Compensation Program, non-employee directors received a cash retainer for service on the Board of Directors and for service on each committee of which the director is a member. The Chairperson of the Board and of each committee received a higher retainer for such service. Cash retainers are payable quarterly in arrears. The fees paid to non-employee directors for service on the Board of Directors under the 2017 Director Compensation Program is as follows:

Cash Compensation
Board of Directors annual retainer	$35,000
Incremental annual retainer for the Chairman	$25,000
Committee Chair annual retainer
Audit	$17,500
Compensation	$12,500
Nominating and Corporate Governance	$7,500
Committee member annual retainer
Audit	$7,500
Compensation	$5,000
Nominating and Corporate Governance	$5,000

In addition, under this program, each of our non-employee directors is eligible to receive an annual stock option grant to purchase a number of shares of common stock with a value of $200,000 (determined using the Black-Scholes option value based on stock price on the date of grant), vesting in full on the earlier of the one-year anniversary of the grant date and the date of the annual meeting following the date of grant, subject to the director’s continued service. Additionally, new non-employee directors are eligible to receive a stock option to purchase a number of shares of common stock with a value of $300,000 (determined using the Black-Scholes option value based on stock price on the date of grant), vesting in equal monthly installments over three years, subject to the director’s continued service.
Under the terms of the 2016 Plan, the maximum aggregate number of shares subject to all equity awards granted to any non-employee director in a calendar year may not exceed 220,000 shares. Under the terms of the option grants made to our non-employee directors, upon a change in control all unvested shares subject to the stock options will vest in full.
In 2017, in accordance with the terms of the 2017 Director Compensation Program, all of our non-employee directors received their annual stock option grant on June 6, 2017, the date of our annual meeting, covering 36,554 shares of our common stock. These options vest in full on the earlier of (i) the one-year anniversary of the grant date or (ii) the date of the annual meeting of the Company's stockholders immediately following the grant date. In addition:

•
In May 2017 we granted to each of Drs. Kamdar, Fisher and Stevenson and to Messrs. Dittamore and Howe a stock option to purchase 21,000 shares of our common stock that vest in equal monthly installments over 36 months from the vesting commencement date, subject to continued service.

•
Effective January 12, 2017 and March 13, 2017, we appointed Jonah Shacknai and David Moatazedi, respectively, to our Board of Directors and in connection with the appointment, we granted each of Mr. Shacknai and Moatazedi a stock option to purchase 105,128 and 59,988 shares of common stock, respectively. Each stock option vests in equal monthly installments over 36 months from the grant date, subject to continued service. The Board decided to approve these stock option grants to induce these individuals to join our Board of Directors.

We also reimbursed our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board of Directors and committee meetings.
The following table sets forth information regarding the compensation of our non-employee directors earned for services rendered during the year ended December 31, 2017:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)	Total ($)
Kim Kamdar, Ph.D.	$67,500	$333,972	$401,472
Raymond Dittamore	$55,000	$333,972	$388,972
Douglas Fisher, M.D.	$40,000	$333,972	$373,972
Les Howe	$57,500	$333,972	$391,472
David Moatazedi (4)	$47,500	$514,632	$562,132
Jonah Shacknai (5)	$45,000	$718,120	$763,120
Sharon Stevenson, DVM Ph.D.	$42,500	$333,972	$376,472

(1)
Mr. Rasdal, our President and Chief Executive Officer, is not included in this table as he was an employee of the Company in 2017 and did not receive compensation for his services as a director. All compensation paid to Mr. Rasdal for the services he provided to us in 2017 is reflected in the Summary Compensation Table.

(2)	Reflects cash retainer fees earned by our non-employee directors in 2017.

(3)
Amounts represent the aggregate grant date fair value of option awards computed in accordance with ASC Topic 718, excluding the effects of any estimated forfeitures. The assumptions used in the valuation of these awards are discussed in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 23, 2018. As of December 31, 2017, the following outstanding option awards were held by members of our Board: Dr. Kamdar, 104,054 shares, Mr. Dittamore, 104,054 shares, Dr. Fisher, 104,054 shares, Mr. Howe, 104,054 shares, Mr. Moatazedi, 96,542 shares, Mr. Shacknai, 141,682 shares and Dr. Stevenson, 104,054 shares. None of our non-employee directors hold any stock awards.

(4)	Mr. Moatazedi was appointed to our Board of Directors on March 13, 2017.

(5)	Mr. Shacknai was appointed to our Board of Directors on January 12, 2017.

Annual stock option grants will be made to our non-employee directors under this program on the date of the 2018 Annual Meeting.
On April 17, 2018, our non-employee directors elected to reduce the value of their 2018 annual stock option grants under this program to an annual grant to purchase a number of shares of common stock with a value of $100,000, as opposed to $200,000 (determined using the Black-Scholes option value based on stock price), in an effort to ensure that the Company will have a sufficient number of shares available for issuance under its equity compensation plans to grant equity awards in connection with new employee hires, promotions and the Company’s annual equity award program to continuing employees in 2018.
EQUITY COMPENSATION PLAN INFORMATION

The following table provides information on our equity compensation plans as of December 31, 2017.
As of December 31, 2017, we had three equity compensation plans in place under which shares of our common stock were authorized for issuance detailed as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)(1)	(c)
Equity compensation plans approved by security holders.............................................	2,979,285 (2)	$6.49	1,211,704(3)
Equity compensation plans not approved by security holders.............................................	—	$—	—
Total...................................................................	2,979,285	$6.49	1,211,704
 ________________

(1)	Represents the weighted-average exercise price of outstanding options.

(2)
Includes 1,910,544 shares of common stock that were subject to awards as of December 31, 2017 under the 2016 Plan and 1,068,742 shares of common stock that were subject to awards as of December 31, 2017 under the 2008 Plan.

(3)
Includes 895,231 shares of common stock available for issuance under the 2016 Plan and 316,473 shares of common stock available for issuance under our Employee Stock Purchase Plan. With respect to our Employee Stock Purchase Plan, this number includes 160,000 shares of common stock, which is the maximum number of shares of common stock subject to purchase during the purchase period covering December 31, 2017. With respect to our 2016 Plan, this number includes future awards and shares remaining available for issuance under the 2008 Plan which became available for issuance under the 2016 Plan upon its termination in 2016. This amount does not include any additional shares that may become available for future issuance under the 2016 Plan pursuant to the automatic increase to the share reserve on January 1 of each of our calendar years beginning 2018 and continuing through 2026 by the number of shares equal to 4% of the total outstanding shares of our common stock and common stock equivalents as of the immediately preceding December 31. Additionally, this amount does not include any additional shares that may become available for future issuance under our Employee Stock Purchase Plan pursuant to the automatic increase to the share reserve on January 1 of each of our calendar years beginning 2018 and continuing through 2026 by the number of shares equal to 1% of the total outstanding shares of our common stock and common stock equivalents as of the immediately preceding December 31.

Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our common stock at April [16], 2018 for:

•	each of our directors, including our three nominees;

•	each of our Named Executive Officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our outstanding common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 17,563,282 shares of common stock outstanding as of April [16], 2018. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants or other rights held by that person or entity that are currently exercisable or that will become exercisable within 60 days of April [16], 2018. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Obalon Therapeutics, Inc., 5421 Avenida Encinas, Suite F, Carlsbad, California 92008.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percentage
5% or Greater Stockholders

Entities affiliated with Domain Partners(1)..........................................................	4,055,727	23.1%
InterWest Partners X, L.P.(2)................................................................................	2,453,338	14.0%
Bader Sultan & Bros. Co. W.L.L.(3)....................................................................	1,030,488	5.9%
Entities affiliated with Okapi Venture Capital(4).................................................	891,505	5.1%
Named Executive Officers and Directors
Andrew Rasdal(5)................................................................................................	966,870	5.3%
Kelly Huang (6).................................................................................................	—	—
Mark Brister(7)....................................................................................................	284,308	1.6%
Raymond Dittamore(8)........................................................................................	81,967	*
Douglas Fisher(9).................................................................................................	68,678	*
Les Howe(10).......................................................................................................	81,967	*
Kim Kamdar(11)..................................................................................................	68,678	*
David Moatazedi(12)............................................................................................	61,548	*
Jonah Shacknai(13)..............................................................................................	86,197	*
Sharon Stevenson(14)..........................................................................................	960,183	5.4%
All executive officers and directors as a group (17 persons)(15).........................	3,433,886	17.9%
___________

*	Represents beneficial ownership of less than one percent.

(1)
Based solely on a Schedule 13G filed with the SEC on January 9, 2017 by Domain Partners VII, L.P., or Domain Partners, and DP VII Associates, L.P., or DP Associates. As of December 31, 2017, represents (a)(i) 3,985,970 shares of common stock held by Domain Partners and (ii) 19,849 shares underlying warrants to purchase common stock held by Domain Partners, which are exercisable within 60 days of April [16], 2018 and (b)(i) 49,570 shares held by DP Associates and (ii) 338 shares underlying warrants to purchase common stock held by DP Associates, which are exercisable within 60 days of April [16], 2018. One Palmer Square Associates VII, L.L.C., or One Palmer Square, is the general partner of each of Domain Partners and DP Associates. James C. Blair, Brian H. Dovey, Jesse I. Treu, Nicole Vitullo and Brian K. Halak are the managing members of One Palmer Square, and share voting and investment power over the shares. Kim Kamdar, a member of our board of directors, is a member of One Palmer Square. The address of One Palmer Square is One Palmer Square, Princeton, New Jersey 08542.

(2)
Based solely on a Schedule 13G filed with the SEC on February 14, 2018 by InterWest Partners X, L.P., or IWP X, and InterWest Management Partners X, LLC, or IMP X. As of December 31, 2017, represents shares of common stock held by IWP X. IMP X is the general partner of IWP X. Philip T. Gianos, W. Stephen Holmes, Gilbert H. Kliman and Arnold L. Oronsky are the managing directors of IMP X, and Keval Desai and Khalad A. Nasr are venture members of IMP X, and all of these individuals share voting and investment power over the shares. Douglas Fisher, a member of our board of directors, is an

Executive in Residence at InterWest Partners LLC, an affiliate of IWP X, but does not have voting or investment power over these shares. The address of IWP X is 2710 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(3)
Represents shares of common stock held by Bader Sultan & Bros. Co. W.L.L., or Bader, of which Anwar Sultan Al-Essa is a managing director and has voting and investment power over the shares. The address of Bader is P.O. Box 867, 13009 Kuwait.

(4)
Based solely on a Schedule 13G filed with the SEC on February 13, 2018 by Okapi Ventures, L.P., or OV, Okapi Ventures II, L.P., or OVII, Okapi Ventures Partners, LLC, Okapi Ventures Partners II, LLC, Sharon Stevenson and Marc Averitt. As of December 31, 2017, represents (i)(a) 546,233 shares of common stock held by OV, and (b) 4,037 shares underlying warrants to purchase common stock held by OV that are exercisable within 60 days of April [16], 2018 and (ii) 341,235 shares held by OVII. Okapi Venture Partners, LLC and Okapi Venture Partners II, LLC are the general partners of OV and OVII, respectively. Sharon Stevenson, a member of our Board, and B. Marc Averitt, are the managing directors of Okapi Venture Partners, LLC and Okapi Venture Partners II, LLC, and share voting and investment power over the shares. The address of Okapi Venture Capital is 1590 South Coast Highway, No. 10, Laguna Beach, California 92651.

(5)
Represents (i) 450,495 shares of common stock held by The Rasdal Family Trust dated December 10, 1996, of which Mr. Rasdal and his spouse serve as trustees, and (ii) 484,665 shares underlying options to purchase common stock held by Mr. Rasdal that are exercisable within 60 days of April [16], 2018, of which 119,206 shares are unvested but early exercisable and would be subject to a right of repurchase in our favor upon Mr. Rasdal’s cessation of service prior to vesting.

(6)	As Mr. Huang joined our Company on September 6, 2017, he has no vested stock options and no beneficial ownership of any shares of our common stock.

(7)
Represents (i) 163,871 shares of common stock held, and (ii) 120,437 shares underlying options to purchase common stock that are exercisable within 60 days of April [16], 2018, of which 33,768 are unvested but early exercisable and would be subject to a right of repurchase in our favor upon Mr. Brister's cessation of service prior to vesting.

(8)
Represents 81,967 shares underlying options to purchase common stock that are exercisable within 60 days of April [16], 2018, of which 12,393 shares are unvested but early exercisable and would be subject to a right of repurchase in our favor upon Mr. Dittamore’s cessation of service prior to vesting.

(9)	Represents 68,678 shares underlying options to purchase common stock that are exercisable within 60 days of April [16], 2018.

(10)
Represents (i) 25,852 shares of common stock held, of which 11,315 shares are subject to a right of repurchase in our favor upon Mr. Howe’s cessation of service prior to vesting, and (ii) 56,105 shares underlying options to purchase common stock that are exercisable within 60 days of April [16], 2018.

(11)	Represents 68,678 shares underlying options to purchase common stock that are exercisable within 60 days of April [16], 2018.

(12)	Represents 61,548 shares underlying options to purchase common stock that are exercisable within 60 days of April [16], 2018.

(13)	Represents 86,197 shares underlying options to purchase common stock that are exercisable within 60 days of April [16], 2018.

(14)
Represents (i) 891,505 shares of common stock beneficially held by OV and OVII as described above in Footnote (4) and (ii) 68,678 shares underlying options to purchase common stock that are exercisable within 60 days of April [16], 2018.

(15)
Represents (i) 1,845,253 shares of common stock, of which 104,014 shares are subject to a right of repurchase in our favor upon the respective director’s or officer’s cessation of service prior to vesting, (ii) 4,037 shares underlying warrants to purchase common stock that are exercisable within 60 days of April [16], 2018 and (iii) 1,584,596 shares underlying options to purchase common stock that are exercisable within 60 days of April [16], 2018, of which 282,396 shares are unvested but early exercisable and would be subject to a right of repurchase in our favor upon the respective director’s or officer’s cessation of service prior to vesting. Such shares are held by our executive officers, who are Andrew Rasdal, Kelly Huang, Mark Brister, William Plovanic, Nooshin Hussainy, Bob Mondore, Matthew Norwood, Amy VandenBerg, Donald Young, and Neil Drake, and our directors, who are Kim Kamdar, Raymond Dittamore, Douglas Fisher, Les Howe, David Moatazedi, Jonah Shacknai and Sharon Stevenson.

Certain Relationships and Related Party Transactions

The following is a summary of transactions or agreements entered into or existing since January 1, 2017 to which we have been or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing a household with, any of these individuals, had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section of this proxy statement captioned “Executive and Director Compensation.”

TRANSACTIONS WITH BADER

We are a party to a distribution agreement, originally entered into in June 2013, with Bader Sultan & Bros. Co. W.L.L., or Bader, a healthcare products distributor based in Sufat, Kuwait and a stockholder of the Company. Pursuant to the distribution agreement, as amended on July 26, 2016, we appointed Bader as the exclusive distributor of our products in the Middle East. Sales to Bader for the year ended December 31, 2017 totaled $1.7 million. The distribution agreement was entered into and the transactions under it are completed on an arm’s length basis in the normal course of business.
FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

On April 29, 2016, we entered into an investors’ rights agreement with certain holders of our common stock and holders of our convertible preferred stock, including entities with which certain of our directors are affiliated, including InterWest Partners X, L.P., Domain Partners VII, L.P., DP VII Associates, L.P., Okapi Ventures, L.P. and Okapi Ventures II, L.P. These stockholders are entitled to rights with respect to the registration of their shares following our initial public offering under the Securities Act. These rights include demand registration rights, Form S-3 registration rights and piggyback registration rights. In any registration made pursuant to such investors’ rights agreement, all fees and expenses of underwritten registrations, including reasonable fees and disbursements of one counsel to the selling stockholders, will be borne by us and all selling expenses, including estimated underwriting discounts and selling commissions, will be borne by the holders of the shares being registered. The registration rights will terminate, as to each holder of registrable securities, on the date when such holder can sell all of its registrable securities in a single transaction pursuant to Rule 144 of the Securities Act.
INDEMNIFICATION AGREEMENTS

In connection with our initial public offering, we entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify our directors, officers and key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers and key employees for the defense of any action for which indemnification is required or permitted. The indemnification agreements, our Charter and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law.
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES

Our Board has adopted a written related-person transactions policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family or affiliates of the foregoing persons, are not permitted to enter into a material related-person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our audit committee (or the committee composed solely of independent directors, if applicable) for review, consideration and approval. In approving or rejecting any such proposal, our audit committee (or the committee composed solely of independent directors, if applicable) will consider the relevant facts and circumstances available and deemed relevant to the audit committee (or the committee composed solely of independent directors, if applicable), including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the year ended December 31, 2017, except that due to our administrative error, each of our non-employee directors (Messrs. Dittamore, Fisher, Howe, Moatazedi and Shacknai and Mss. Kamdar and Stevenson) filed one form 4 late, reflecting the Director’s 2017 Annual Option Grant.

2019 Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2019 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 5421 Avenida Encinas, Suite F, Carlsbad, CA 92008 in writing not later than December 31, 2018.
Stockholders intending to present a proposal at the 2019 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 105th day and not later than the close of business on the 75th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2019 Annual Meeting of Stockholders no earlier than the close of business on February 28, 2019 and no later than the close of business on March 30, 2019. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2019 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 13, 2018, then our Secretary must receive such written notice not earlier than the close of business on the 105th day prior to the 2019 Annual Meeting and not later than the close of business on the 75th day prior to the 2019 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder’s compliance with this deadline.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
No Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the section of this proxy statement entitled “Audit Committee Report” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement. Information on our website, other than our proxy statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference
Other Matters

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
Obalon’s Annual Report on Form 10-K

A copy of Obalon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 23, 2018 without charge upon written request addressed to:
Obalon Therapeutics, Inc.
Attention: Secretary
5421 Avenida Encinas, Suite F
Carlsbad, CA 92008

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.astproxyportal.com/ast/21066. You also may access our Annual Report on Form 10-K for the year ended December 31, 2017 at www.obalon.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,
William Plovanic
Secretary
Carlsbad, California
April  , 2018

Annex A

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
OBALON THERAPEUTICS, INC.
Obalon Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:
A.    The name of this corporation is Obalon Therapeutics, Inc. (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 2, 2008 under the name Obalon Therapeutics, Inc.
B.    The amendment to the Restated Certificate of Incorporation of the Corporation herein certified was duly adopted by the Corporation’s Board of Directors in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, and the Corporation’s stockholders at an annual meeting of the stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
C.    Article IV, Section 1 of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:
“1. Total Authorized. The total number of shares of all classes of stock that the Corporation has authority to issue is One Hundred and Ten Million (110,000,000) shares, consisting of two classes: One Hundred Million (100,000,000) shares of Common Stock, $0.001 par value per share (“Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

D.    The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Obalon Therapeutics, Inc. has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by its duly authorized officer on this _____________ day of ____________, 2018.

OBALON THERAPEUTICS, INC.

By: __________________________
Name: Andrew Rasdal
Title: President and Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF

OBALON THERAPEUTICS, INC.

June 13, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/21066/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330300000000000000 3 061318

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" WITH REGARD TO PROPOSAL 1 AND "FOR" WITH REGARD TO PROPOSAL 2 AND PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Raymond Dittamore
- ○ Les Howe
- ○ David Moatazedi

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. The ratification of the appointment of KPMG LLP as independent registered public accounting firm for Obalon Therapeutics, Inc. for the fiscal year ending December 31, 2018.	☐	☐	☐
3. The approval of an amendment to the Obalon Therapeutics, Inc. Restated Certificate of Incorporation to reduce the number of authorized shares of common stock.	☐	☐	☐

Note. To transact such other business as may properly come before the Annual Meeting of Stockholders or any continuation, adjournment or postponement thereof.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2017 Annual Report to Stockholders.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SAMPLE

0

OBALON THERAPEUTICS, INC.

Proxy for Annual Meeting of Stockholders on June 13, 2018

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Andrew Rasdal and William Plovanic, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Obalon Therapeutics, Inc., to be held at 8:00 a.m., Pacific Time, at the Company's principal executive offices located at 5421 Avenida Encinas, Suite F, Carlsbad, CA 92008, on June 13, 2018, and at any adjournment, continuation or postponement thereof, as follows:

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

(Continued and to be signed on the reverse side.)

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